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                                                                  EXHIBIT 23.02


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 1996 Equity Incentive Plan of our report dated April 25, 1997 (except for paragraph 6 of Note 11, as to which the date is May 13, 1997), with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP



San Jose, California
October 28, 1997